SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2007

BRIDGELINE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801
(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On August 31, 2007, Bridgeline Software, Inc., a Delaware corporation (“Bridgeline Software”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Purple Monkey Studios, Inc., an Illinois corporation (“Purple Monkey”), and Russell Klitchman and Steven Saraceno, the stockholders of Purple Monkey, and completed the acquisition of Purple Monkey.

The Merger Agreement sets forth the terms and conditions pursuant to which Bridgeline Software acquired all the outstanding capital stock of Purple Monkey in exchange for consideration paid to Purple Monkey’s stockholders, Mr. Klitchman and Mr. Saraceno, consisting of (i) $495,000 in cash, (ii) shares of Bridgeline Software common stock having a value of $1,905,000, (iii) the payment of $210,000 of indebtedness owed by Purple Monkey, and (iv) deferred consideration of up to $900,000, payable in cash quarterly over the three years after the acquisition, contingent upon Purple Monkey generating positive earnings before interest, taxes and depreciation and amortization of at least $85,000 per calendar quarter during the 12 consecutive calendar quarters following the acquisition.

The parties to the Merger Agreement made customary representations, warranties and covenants therein, and the completion of the acquisition of Purple Monkey was subject to customary conditions described therein.

In connection with the execution and delivery of the Merger Agreement, Bridgeline Software entered into Employment Agreements with each of Mr. Klitchman and Mr. Saraceno, pursuant to which Bridgeline Software will employ Mr. Klitchman as Executive Vice President and General Manager of the Chicago business unit and Mr. Saraceno as Senior Vice President of Business Development for the Chicago business unit.

Under the terms of the Employment Agreements, each of Mr. Klitchman and Mr. Saraceno agreed, among other things, not to compete with Bridgeline Software for a period of up to 12 months after ceasing to be an employee of Bridgeline Software.  In addition, the Agreement and Plan of Merger with Purple Monkey separately prohibits each of Mr. Klitchman and Mr. Saraceno from competing with Bridgeline Software for a period ending on the later of three years after the closing of the acquisition and 12 months after ceasing to be an employee of Bridgeline Software.

The foregoing description of the acquisition, the Merger Agreement and the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 31, 2007, Bridgeline Software completed the acquisition of Purple Monkey described in Item 1.01. The acquisition was made pursuant to the Merger Agreement described in Item 1.01, whereby, upon the terms and subject to the conditions set forth therein, Bridgeline Software acquired all the outstanding capital stock of Purple Monkey.

Item 7.01.	Regulation FD Disclosure

On September 4, 2007, Bridgeline Software issued a press release announcing the completion of the Purple Monkey acquisition.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.  The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(a)            Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(b)            Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)            Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of August 31, 2007, by and among Bridgeline Software, Inc., Purple Monkey Studios, Inc., Russell Klitchman and Steven Saraceno.
2.2	Employment Agreement with Russell Klitchman.
2.3	Employment Agreement with Steven Saraceno.
99.1	Press release issued by Bridgeline Software, Inc., dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE SOFTWARE, INC.
(Registrant)

Date: September 4, 2007	By:	/s/ Thomas L. Massie
Name: Thomas L. Massie
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of August 31, 2007, by and among Bridgeline Software, Inc., Purple Monkey Studios, Inc., Russell Klitchman and Steven Saraceno.
2.2	Employment Agreement with Russell Klitchman.
2.3	Employment Agreement with Steven Saraceno.
99.1	Press release issued by Bridgeline Software, Inc., dated September 4, 2007.